ARTICLES OF MERGER

                                       OF

                         ULT-I-MED HEALTH CENTERS, INC.

                                       AND

                               YOUTHLINE USA, INC.


To the Division of Corporations and Commercial Code
State of Utah

         Pursuant to the provisions of Utah Revised  Business  Corporation  Act,
the  domestic  business   corporation  and  the  foreign  business   corporation
hereinafter named do hereby adopt the following Articles of Merger.

         1. Annexed hereto and made a part hereof is the Plan of Merger for merging Ult-I-Med Health Centers, Inc. (Ult-I-Med") with and into Youthline USA, Inc. ("Youthline"), as adopted by resolution adopted at a meeting by the Board of Directors of Ult-I-Med on August 2, 1999 and by resolution adopted at a meeting by the Board of Directors of Youthline on August 2, 1999.

         2. With regard to Ult-I-Med, the designation, the number of outstanding shares, and the number of votes entitled to be cast by the sole voting group entitled to vote on the Plan of Merger, are as follows:

         (a) Designation of shares of voting group: Common Stock

         (b) Number of outstanding shares of voting group: 9,908,200

         (c) Number of votes of voting group  entitled to be cast on the Plan of
             Merger: 9,908,200

         3. With regard to Ult-I-Med, the total number of votes cast for and against the Plan of Merger by the sole voting group entitled to vote separately on the Plan of Merger is as follows:

         (a) Designation of shares of voting group: Common Stock

         (b) Number  of  votes of  voting  group  cast for the Plan of  Merger:
              5,900,000

         (c) Number of votes of voting  group cast  against  the Plan of Merger:
             None

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         4. The said number of votes cast for the Plan of Merger was  sufficient for the approval thereof by, the said voting group.

         5. The merger of Ult-I-Med with and into Youthline is permitted by the laws of the jurisdiction of organization of Youthline and has been authorized in compliance with said laws.

         6. The address of the principal office of Youthline within or without the State of Utah at which Youthline has authorized process to be served upon it by registered or certified mail return receipt requested is as follows:
Youthline USA, Inc., c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

         7. The effective time and date of the merger herein provided for in the State of Utah shall be the date of filing of the Articles of Merger.

Executed on August 16, 1999

                                            ULT-I-MED HEALTH CENTERS, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            YOUTHLINE USA, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: